UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 26, 2008

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of Registrant as specified in charter)

Delaware	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 545-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 26, 2008, Joseph F. Dox notified the Board of Directors (the “Board”) of Nanometrics Incorporated (the “Company”) that he has decided not to stand for re-election at the Company’s 2008 Annual Meeting of Stockholders. Mr. Dox informed the Board he has made this decision due to the Company’s completion of several directives, including the recruitment of senior executives and the integration of the Nanometrics-Accent merger, and looks forward to continuing his retirement.

Mr. Dox, 65, has served as a director of the Company since May 2007. Mr. Dox is a member of the class of directors whose term expires at the Company’s 2008 Annual Meeting of Stockholders and will continue to serve as a member of the Board until such meeting. Mr. Dox has informed the Board that his decision was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2008	NANOMETRICS INCORPORATED

/s/ Gary C. Schaefer
Gary C. Schaefer
Chief Financial Officer and Vice President of Finance and Administration